ALLIANCEBERNSTEIN
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                                ALLIANCEBERNSTEIN INCOME FUND, INC.
                                ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC. ACM MANAGED DOLLAR INCOME FUND, INC.
                                ALLIANCE ALL-MARKET ADVANTAGE FUND, INC.
                                ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC. ALLIANCE NEW YORK MUNICIPAL INCOME FUND, INC.

                                     NOTICE
                      JOINT ANNUAL MEETING OF STOCKHOLDERS
                               HAS BEEN ADJOURNED

                         New Meeting Date: May 4, 2007

March 29, 2007

To the Stockholders of AllianceBernstein Income Fund, Inc. ("ABIF"), AllianceBernstein Global High Income Fund, Inc. ("ABGHIF"), ACM Managed Dollar Income Fund, Inc. ("ACM VIII"), Alliance All-Market Advantage Fund, Inc. ("AMA"), Alliance California Municipal Income Fund, Inc. ("ACMIF") and Alliance New York Municipal Income Fund, Inc. ("ANYMIF"):

We have previously sent you materials relating to a Joint Annual Meeting of Stockholders (the "Meeting") of ABIF, ACM VIII, ABGHIF, AMA, ACMIF and ANYMIF (individually, a "Fund" and collectively, the "Funds") that was scheduled to be held on March 28, 2007. The Meeting has been adjourned until May 4, 2007 at 3:00 p.m., Eastern Time, at the offices of the Funds, 1345 Avenue of the Americas, New York, New York 10105, in order to allow sufficient time to solicit proxies.

We have enclosed an additional proxy card. If you have not already voted, please indicate your voting instructions on the enclosed proxy card, sign and date it, and return it in the envelope provided. The Meeting is being held for the following purposes, all of which are more fully described in the Proxy Statement dated March 5, 2007:

1. To elect two or four Directors of each Fund as the case may be, each such Director to hold office for a term of either two or three years, as provided herein, and until his or her successor is duly elected and qualifies; and

2.   To transact such other business as may properly come before the Meeting.

                                                Sincerely,


                                                Marc O. Mayer
                                                President

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